Exhibit 99.1

                                                                    News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077


For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

         Transaction Systems Architects Announces Second Quarter Results

   Highlights Include Strong International Results; Strong Cash Flow; New and
                                Extended Business


(OMAHA, Neb. -- April 26, 2005) -- Transaction Systems Architects, Inc. (Nasdaq:
TSAI), today announced financial results for the quarter ended March 31, 2005. Financial results for the quarter include revenues of $75.6 million, operating income of $16.0 million, net income of $11.2 million, diluted earnings per share of $.29, and operating cash flow of $15.5 million. Transaction Systems Architects will hold a conference call at 4:00 p.m. CDT today to further discuss this information. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors.

Highlights -
  o Revenues of $75.6 million versus $76.5 million, a 1 percent decrease compared to second quarter of fiscal 2004
  o Recurring revenues of $43.2 million, or 57 percent of total revenues compared to $46.8 million, or 61 percent of total revenues for the second quarter of fiscal 2004
  o Operating income of $16.0 million versus $14.1 million, a 14 percent increase compared to second quarter of fiscal 2004
  o Operating cash flow of $15.5 million versus $10.4 million, a 48 percent increase compared to second quarter of fiscal 2004
  o Diluted earnings per share of $.29 versus $.21, a 38 percent increase compared to second quarter of fiscal 2004
  o Twelve-month revenue backlog of $230.6 million versus $233.1 million, a 1 percent decrease compared to second quarter of fiscal 2004
  o Extended international presence to seventy-nine countries and thirteen new customers signed during the second quarter
  o Fiscal 2005 revenue guidance revised from a range of $285 to $308 million to a range of $296 to $312 million
  o Fiscal 2005 diluted EPS guidance revised from a range of $.86 to $1.00 to a range of $.97 to $1.12, assuming an annual effective tax rate of 37%

"We are pleased with our strong second quarter financial results. Each business unit delivered solid, focused performance this quarter. We also extended our worldwide presence to seventy- nine countries and added thirteen new customers during the quarter," said Philip G. Heasley, President and CEO.

Second-Quarter Results

During the quarter, ACI Worldwide signed seven new customers and Insession Technologies added six. Customer highlights included ACI Worldwide signing its first BASE24-es(TM) solution in the Asia-Pacific region, and two new BASE24(R) customers in Africa and the Middle East. Three new ACI Proactive Risk Manager(TM)(PRM) customers were added in Canada, the Netherlands and Italy, which brings the Company's PRM customer count to over eighty-five. ACI Worldwide licensed nineteen capacity upgrades. Insession Technologies, through its distributor relationship with GoldenGate(TM), signed two new customers to its data movement and replication solution. IntraNet Worldwide signed two key services contracts and licensed one capacity upgrade during the quarter.

The Americas' revenues were $42.7 million, as compared to $41.2 million for the second quarter of fiscal 2004. The Americas' revenues consisted of U.S. revenues of $29.4 million and Americas' international revenues of $13.3 million, as compared to $31.5 million and $9.7 million, respectively, for the same period last year. Revenues for the Europe/Middle East/Africa region were $25.1 million, as compared to $25.7 million for the second quarter of fiscal 2004. Asia-Pacific's revenues were $7.8 million, as compared to $9.6 million for the second quarter of 2004. International revenues were $46.2 million, or 61 percent of total revenues, as compared to $45.0 million, or 59 percent of total revenues, for the second quarter of fiscal 2004.

Revenues were comprised of software license fees of $43.0 million, maintenance fees of $22.6 million, and services of $10.0 million. Monthly license fees of $18.3, all maintenance fees of $22.6 million and $2.3 million of services (facilities management fees) represent recurring revenue.

Operating income was $16.0 million, with an operating margin of 21 percent. This compared to operating income of $14.1 million, with an operating margin of 18 percent in the second quarter of fiscal 2004. Operating cash flow was $15.5 million compared to operating cash flow of $10.4 million in the second quarter of fiscal 2004, an increase of 48 percent. Net income was $11.2 million, or $.29 per diluted share, compared to $8.0 million, or $.21 per diluted share in the second quarter of fiscal 2004, increases of 40 percent and 38 percent, respectively.

Year-to-Date Results

As of March 31, 2005, year-to-date revenues totaled $156.2 million, as compared to $150.5 million for the same six-month period in fiscal 2004, an increase of 4 percent. Operating income was $38.1 million as compared to $29.6 million for the same period last year, an increase of 29 percent. Net income was $24.1 million, or $.62 per diluted share, compared to $18.0 million, or $.48 per diluted share, an increase of 34 percent and 29 percent, respectively.

As of March 31, 2005, the Company's backlog was $230.6 million, as compared to $233.1 million for the same period in fiscal 2004. The recurring portion of backlog, which includes monthly license fees, maintenance fees and facilities management fees, amounted to $166.7 million. The non-recurring portion of backlog, which totaled $63.9 million, includes other software license fees and services.

Operating cash flow was $30.5 million compared to operating cash flow of $21.5 million for the same period last year, an increase of 42 percent. During the quarter the Company repurchased approximately 351,000 shares of its common stock for $8.0 million, at an average price of $22.89 per share. Total shares outstanding were 38.1 million as of March 31, 2005. The Company's cash, cash equivalents and marketable securities as of March 31, 2005, were $195.9 million.

"We believe we are well-positioned with our global presence, strong financial position and market-leading solutions and services," Heasley continued. "We look forward to continued growth of our franchise during the second half of fiscal 2005."

The Company has revised its revenue estimate for fiscal 2005 from a range of $285 million to $308 million to a range of $296 million to $312 million. The Company has revised its diluted EPS estimate from a range of $.86 to $1.00 to a range of $.97 to $1.12. This guidance assumes an annual effective tax rate of 37%.

About Transaction Systems Architects, Inc.

The Company's software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company's solutions are used on more than 1,770 product systems in 79 countries on six continents.


Forward-Looking Statements

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. Generally, forward-looking statements do not relate strictly to historical or current facts, and include words or phrases such as "management anticipates," "the Company believes," "the Company anticipates," "the Company expects," "the Company plans," "the Company will," "the Company is well-positioned" and words and phrases of similar impact, and include but are not limited to statements regarding future operations, business strategy and business environment. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include the Company's recurring and non-recurring backlog, the Company's revenue estimate and EPS estimate for fiscal 2005 and that we look forward to continued growth of our franchise during the second half of fiscal 2005.

The Company's actual results could differ materially from the results discussed in its forward-looking statements.

The Company operates in a rapidly changing technological and economic environment that presents numerous risks. Many of these risks are beyond the Company's control and are driven by factors that often cannot be predicted. The following discussion highlights some of these risks:

  o The Company's backlog estimate is based on management's assessment of the customer contracts that exist as of the date the estimate is made. Included in the backlog estimate are all software license fees, maintenance fees and services specified in executed contracts to the extent that the Company believes that recognition of the related revenues will occur within the next twelve months. A number of factors could result in actual revenues being less than the amounts reflected in backlog. The Company's customers may attempt to renegotiate or terminate their contracts for a number of reasons, including mergers, changes in their financial condition, or general changes in economic conditions in their industries or geographic locations, or the Company may experience delays in the development or delivery of products or services specified in customer contracts. Accordingly, there can be no assurance that contracts included in recurring or non-recurring backlog will actually generate the specified revenues or that the actual revenues will be generated within a 12-month period.

  o In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment." This revised accounting standard requires most public entities to record noncash compensation expense related to payment for employee services by equity awards, such as stock options, in their financial statements commencing in the first annual or interim period that begins after June 15, 2005. In April 2005, the SEC issued a new rule that allows companies to implement the provisions of SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period, that begins after June 15, 2005. The Company does not plan to adopt this revised accounting standard prior to its first quarter of fiscal 2006. The adoption of SFAS No. 123R and the noncash expense that will be recorded thereby will have a negative impact on the Company's results of operations and will reduce the Company's earnings per share. Future grants of stock options will also increase the noncash expenses the Company must record, which will negatively impact the Company's results of operations and earnings per share.

  o The Company is subject to income taxes, as well as non-income based taxes, in the United States and in various foreign jurisdictions. Significant judgment is required in determining the Company's worldwide provision for income taxes and other tax liabilities. In addition, the Company has benefitted from, and expects to continue to benefit from, implemented tax-saving strategies. The Company believes that implemented tax-saving strategies comply with applicable tax law. However, taxing authorities could disagree with the Company's positions. If the taxing authorities decided to challenge any of the Company's tax positions and were successful in such challenges, the Company's financial condition and/or results of operations could be adversely affected.

     The Company's tax positions in its income tax returns filed for its 1999 through 2003 tax years are the subject of an ongoing examination by the Internal Revenue Service ("IRS"). The Company believes that its tax positions comply with applicable tax law. This examination has resulted in the IRS issuing proposed adjustments, the majority of which relate to the timing of revenue recognition. The IRS could issue additional proposed adjustments that could adversely affect the Company's financial condition and/or results of operations.

     Three of the Company's foreign subsidiaries are the subject of tax examinations by the local taxing authorities. Other foreign subsidiaries could face challenges from various foreign tax authorities. It is not certain that the local authorities will accept the Company's tax positions. The Company believes its tax positions comply with applicable tax law and intends to vigorously defend its positions. However, differing positions on certain issues could be upheld by foreign tax authorities, which could adversely affect the Company's financial condition and/or results of operations.

  o The Company's business is concentrated in the financial services industry, making it susceptible to a downturn in that industry. Consolidation activity among financial institutions has increased in recent years. There are several potential negative effects of increased consolidation activity. Continuing consolidation of financial institutions may result in a fewer number of existing and potential customers for the Company's products and services. Consolidation of two of the Company's customers could result in reduced revenues if the combined entity were to negotiate greater volume discounts or discontinue use of certain of the Company's products. Additionally, if a non-customer and a customer combine and the combined entity in turn decided to forego future use of the Company's products, the Company's revenues would decline.

  o No assurance can be given that operating results will not vary from quarter to quarter, and any fluctuations in quarterly operating results may result in volatility in the Company's stock price. The Company's stock price may also be volatile, in part, due to external factors such as announcements by third parties or competitors, inherent volatility in the technology sector and changing market conditions in the software industry. The Company's stock price may also become volatile, in part, due to developments in the various lawsuits filed against the Company relating to its restatement of prior consolidated financial results.

  o The Company has historically derived a majority of its revenues from international operations and anticipates continuing to do so, and is thereby subject to risks of conducting international operations. One of the principal risks associated with international operations is potentially adverse movements of foreign currency exchange rates. The Company's exposures resulting from fluctuations in foreign currency exchange rates may change over time as the Company's business evolves and could have an adverse impact on the Company's financial condition and/or results of operations. The Company has not entered into any derivative instruments or hedging contracts to reduce exposure to adverse foreign currency changes. Other potential risks associated with the Company's international operations include difficulties in staffing and management, reliance on independent distributors, longer payment cycles, potentially unfavorable changes to foreign tax rules, compliance with foreign regulatory requirements, reduced protection of intellectual property rights, variability of foreign economic conditions, changing restrictions imposed by U.S. export laws, and general economic and political conditions in the countries where the Company sells its products and services.

  o The Company's BASE24-es product is a significant new product for the Company. If the Company is unable to generate adequate sales of BASE24-es, if market acceptance of BASE24-es is delayed, or if the Company is unable to successfully deploy BASE24-es in production environments, the Company's business, financial condition and/or results of operations could be materially adversely affected.

  o Historically, a majority of the Company's total revenues resulted from licensing its BASE24 product line and providing related services and maintenance. Any reduction in demand for, or increase in competition with respect to, the BASE24 product line could have a material adverse effect on the Company's financial condition and/or results of operations.

  o The Company has historically derived a substantial portion of its revenues from licensing of software products that operate on Hewlett-Packard ("HP") NonStop servers. Any reduction in demand for HP NonStop servers, or any change in strategy by HP related to support of its NonStop servers, could have a material adverse effect on the Company's financial condition and/or results of operations.

  o The Company's software products are complex. They may contain undetected errors or failures when first introduced or as new versions are released. This may result in loss of, or delay in, market acceptance of the Company's products and a corresponding loss of sales or revenues. Customers depend upon the Company's products for mission-critical applications. Software product errors or failures could subject the Company to product liability, as well as performance and warranty claims, which could materially adversely affect the Company's business, financial condition and/or results of operations.

  o The Company may acquire new products and services or enhance existing products and services through acquisitions of other companies, product lines, technologies and personnel, or through investments in other companies. Any acquisition or investment may be subject to a number of risks, including diversion of management time and resources, disruption of the Company's ongoing business, difficulties in integrating acquisitions, dilution to existing stockholders if the Company's common stock is issued in consideration for an acquisition or investment, the incurring or assuming of indebtedness or other liabilities in connection with an acquisition, and lack of familiarity with new markets, product lines and competition. The failure to manage acquisitions or investments, or successfully integrate acquisitions, could have a material adverse effect on the Company's business, financial condition and/or results of operations.

  o To protect its proprietary rights, the Company relies on a combination of contractual provisions, including customer licenses that restrict use of the Company's products, confidentiality agreements and procedures, and trade secret and copyright laws. Despite such efforts, the Company may not be able to adequately protect its proprietary rights, or the Company's competitors may independently develop similar technology, duplicate products or design around any rights the Company believes to be proprietary. This may be particularly true in countries other than the United States because some foreign laws do not protect proprietary rights to the same extent as certain laws of the United States. Any failure or inability of the Company to protect its proprietary rights could materially adversely affect the Company.

  o There has been a substantial amount of litigation in the software industry regarding intellectual property rights. The Company anticipates that software product developers and providers of electronic commerce solutions could increasingly be subject to infringement claims, and third parties may claim that the Company's present and future products infringe upon their intellectual property rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product delivery delays or require the Company to enter into royalty or licensing agreements. A successful claim by a third party of intellectual property infringement by the Company could compel the Company to enter into costly royalty or license agreements, pay significant damages or even stop selling certain products. Royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could adversely affect the Company's business.

  o The Company continues to evaluate the claims made in various lawsuits filed against the Company and certain directors and officers relating to its restatement of prior consolidated financial results. The Company intends to defend these lawsuits vigorously, but cannot predict their outcomes and is not currently able to evaluate the likelihood of its success or the range of potential loss, if any. However, if the Company were to lose any of these lawsuits or if they were not settled on favorable terms, the judgment or settlement could have a material adverse effect on its financial condition, results of operations and/or cash flows.

  o The Company has insurance that provides an aggregate coverage of $20.0 million for the period during which the claims were filed, but cannot evaluate at this time whether such coverage will be available or adequate to cover losses, if any, arising out of these lawsuits. If these policies do not adequately cover expenses and liabilities relating to these lawsuits, the Company's financial condition, results of operations and cash flows could be materially harmed. The Company's certificate of incorporation provides that it will indemnify, and advance expenses to, its directors and officers to the maximum extent permitted by Delaware law. The indemnification covers any expenses and liabilities reasonably incurred by a person, by reason of the fact that such person is or was or has agreed to be a director or officer, in connection with the investigation, defense and settlement of any threatened, pending or completed action, suit, proceeding or claim. The Company's certificate of incorporation authorizes the use of indemnification agreements and the Company enters into such agreements with its directors and certain officers from time to time. These indemnification agreements typically provide for a broader scope of the Company's obligation to indemnify the directors and officers than set forth in the certificate of incorporation. The Company's contractual indemnification obligations under these agreements are in addition to the respective directors' and officers' rights under the certificate of incorporation or under Delaware law.

     Additional related suits against the Company may be commenced in the future. The Company will fully analyze such suits and intends to vigorously defend against them. There is a risk that the above-described litigation, as well as any additional suits, could result in substantial costs and divert management attention and resources, which could adversely affect the Company's business, financial condition and/or results of operations.

  o From time to time, the Company is involved in litigation relating to claims arising out of its operations. Any claims, with or without merit, could be time-consuming and result in costly litigation. Failure to successfully defend against these claims could result in a material adverse effect on the Company's business, financial condition and/or results of operations.

  o Beginning in fiscal 2005, Section 404 of the Sarbanes-Oxley Act of 2002 will require the Company's annual report on Form 10-K to include (1) a report on management's assessment of the effectiveness of the Company's internal controls over financial reporting, (2) a statement that the Company's independent auditor has issued an attestation report on management's assessment of the Company's internal controls over financial reporting, and (3) a report by the Company's independent auditor on their assessment of the effectiveness of the Company's internal controls over financial reporting. There are no assurances that the Company will discover and remediate all deficiencies in its internal controls, including any significant deficiencies or material weaknesses, as it implements new documentation and testing procedures to comply with the Section 404 reporting requirements. If the Company is unable to remediate such deficiencies or is unable to complete the work necessary to properly evaluate its internal controls over financial reporting, there is a risk that management and/or the Company's independent auditor may not be able to conclude that the Company's internal controls over financial reporting are effective. If the Company reports any such deficiencies, negative publicity and/or a decline in the Company's stock price could result.

  o New accounting standards, revised interpretations or guidance regarding existing standards, or changes in the Company's business practices could result in future changes to the Company's revenue recognition or other accounting policies. These changes could have a material adverse effect on the Company's business, financial condition and/or results of operations.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company's actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements.

These cautionary statements and any other cautionary statements that may accompany such forward-looking statements, whether written or oral, expressly qualify all of the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements after the date of this release unless applicable securities laws require it to do so.

For a detailed discussion of these and other risk factors, interested parties should review the Company's filings with the Securities and Exchange Commission, including the Company's Form 10-K filed on December 14, 2004, and the Company's Form 10-Q/A filed on February 18, 2005.


                           FINANCIAL HIGHLIGHTS FOLLOW


                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                    March 31,      September 30,
                                                      2005             2004
                                                   -----------     -------------
                                                   (Unaudited)
                                     ASSETS

Current assets:
  Cash and cash equivalents                         $ 188,779        $ 169,632
  Marketable securities                                 7,159                -
  Billed receivables, net                              52,484           44,487
  Accrued receivables                                   7,821           11,206
  Recoverable income taxes                              3,462           11,524
  Deferred income taxes, net                                -              230
  Other                                                 8,565            6,901
                                                    ---------        ---------
    Total current assets                              268,270          243,980

Property and equipment, net                             7,974            8,251
Software, net                                           1,861            1,454
Goodwill                                               46,905           46,706
Deferred income taxes, net                             28,999           22,943
Other                                                   2,941            2,124
                                                    ---------        ---------
    Total assets                                    $ 356,950        $ 325,458
                                                    =========        =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current portion of debt - financing agreements    $   3,799        $   7,027
  Accounts payable                                      7,856            6,974
  Accrued employee compensation                        12,397           13,354
  Deferred income taxes                                   363                -
  Deferred revenue                                     89,491           82,647
  Accrued and other liabilities                        10,601            9,890
                                                    ---------        ---------
    Total current liabilities                         124,507          119,892

Debt - financing agreements                               807            2,327
Deferred revenue                                       16,348           15,427
Other                                                   1,314              851
                                                    ---------        ---------
    Total liabilities                                 142,976          138,497
                                                    ---------        ---------
Stockholders' equity:
  Class A Common Stock                                    200              196
  Treasury stock, at cost                             (43,293)         (35,258)
  Additional paid-in capital                          265,763          254,715
  Retained earnings (accumulated deficit)               1,199          (22,917)
  Accumulated other comprehensive loss                 (9,895)          (9,775)
                                                    ---------        ---------
    Total stockholders' equity                        213,974          186,961
                                                    ---------        ---------
    Total liabilities and stockholders' equity      $ 356,950        $ 325,458
                                                    =========        =========



                      TRANSACTION SYSTEMS ARCHITECTS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited and in thousands, except per share amounts)

                                         Three Months Ended           Six Months Ended
                                              March 31,                   March 31,
                                       ----------------------      ----------------------
                                          2005         2004           2005         2004
                                       ---------    ---------      ---------    ---------
Revenues:
  Software license fees                $  42,953    $  42,380      $  90,759    $  83,613
  Maintenance fees                        22,649       22,370         44,729       43,683
  Services                                10,024       11,777         20,744       23,248
                                       ---------    ---------      ---------    ---------
    Total revenues                        75,626       76,527        156,232      150,544
                                       ---------    ---------      ---------    ---------
Expenses:
  Cost of software license fees            5,725        6,189         11,631       12,828
  Cost of maintenance and services        13,818       14,739         27,654       29,718
  Research and development                10,223        9,572         20,138       19,005
  Selling and marketing                   15,368       16,127         30,669       29,917
  General and administrative              14,449       15,834         28,012       29,502
                                       ---------    ---------      ---------    ---------
    Total expenses                        59,583       62,461        118,104      120,970
                                       ---------    ---------      ---------    ---------
Operating income                          16,043       14,066         38,128       29,574
                                       ---------    ---------      ---------    ---------
Other income (expense):
  Interest income                            864          349          1,448          872
  Interest expense                          (137)        (381)          (305)        (912)
  Other, net                                 255         (131)          (992)       2,074
                                       ---------    ---------      ---------    ---------
    Total other income (expense)             982         (163)           151        2,034
                                       ---------    ---------      ---------    ---------
Income before income taxes                17,025       13,903         38,279       31,608
Income tax provision                      (5,832)      (5,927)       (14,163)     (13,591)
                                       ---------    ---------      ---------    ---------
Net income                             $  11,193    $   7,976      $  24,116    $  18,017
                                       =========    =========      =========    =========

Earnings per share information:
  Weighted average shares outstanding:
    Basic                                 38,121       36,846         37,949       36,613
                                       =========    =========      =========    =========
    Diluted                               38,903       38,027         38,731       37,835
                                       =========    =========      =========    =========
  Earnings per share:
    Basic                              $    0.29    $    0.22      $    0.64    $    0.49
                                       =========    =========      =========    =========
    Diluted                            $    0.29    $    0.21      $    0.62    $    0.48
                                       =========    =========      =========    =========
